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                                                                   Exhibit 10.15

                                FIRST AMENDMENT
                            Dated as of July 1, 1996


          THIS FIRST AMENDMENT, dated as of July 1, 1996 (this "First Amendment"), amends the Amended and Restated Underwriting Services Agreement dated as of September 21, 1995 (the "Underwriting Services Agreement") between CNA (BERMUDA) SERVICES LIMITED ("CNA Bermuda") and LASALLE RE LIMITED (the "Company"). Capitalized terms used in this First Amendment and not otherwise defined herein have the meanings ascribed to such terms in the Underwriting Services Agreement.

          WHEREAS, the parties hereto have entered into the Underwriting Services Agreement pursuant to which CNA Bermuda provides certain underwriting and marketing services to the Company;

          WHEREAS, the Company and its parent, LaSalle Re Holdings Limited (the "Parent"), have established the LaSalle Re Holdings Limited Employee Stock Purchase Plan (the "Plan") in part for the provision of certain benefits to employees of CNA Bermuda assigned to the Company, on the understanding that CNA Bermuda would reimburse the Parent for certain costs; and

          WHEREAS, the parties accordingly desire to amend the Underwriting Services Agreement as hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledge), the parties hereto agree as follows:

          Effective as of the date hereof, the Underwriting Services Agreement shall be amended by adding thereto the following paragraph J, to be inserted in its proper alphabetical sequence under Section II "Duties of CNA BERMUDA" of the Underwriting Services Agreement:

     "J. Section 2.4 of the Plan allows each Participant to purchase a certain number of shares of Stock at a discounted price for each Subscription Period. CNA Bermuda shall promptly reimburse the Parent for any difference between the purchase price per share paid by such Participant who is an employee of CNA Bermuda and the Fair Market Value of Stock on the Price Date."

          Capitalized terms used in this paragraph J and not otherwise defined herein have the meanings ascribed to such terms in the Plan.

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     As herein amended, the Underwriting Services Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. This
First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same First Amendment. This First Amendment shall be construed according to the laws of Bermuda.

     IN WITNESS WHEREOF, the parties hereto set their hands as of the date and year first above written.



                                           LASALLE RE LIMITED

                                           By:    /s/ Andrew Cook
                                                  ---------------------------
                                           Name:  Andrew Cook
                                                  ---------------------------
                                           Title: CFO
                                                  ---------------------------


                                           CNA (BERMUDA) SERVICES LIMITED

                                           By:    /s/ W.J. Adamson
                                                  ---------------------------
                                           Name:  W.J. Adamson
                                                  ---------------------------
                                           Title:
                                                  ---------------------------